Exhibit 99.1

SALT LAKE CITY (June 9, 2010) — TechniScan (OTC BB: TSNI) a medical device company engaged in the development and commercialization of an automated breast ultrasound imaging system, will hold a special meeting of stockholders on Friday, June 18, 2010 at 10:00 a.m. MDT at the company’s offices located at 3216 South Highland Drive, Suite 200, Salt Lake City, Utah 84106.

The purpose of the special meeting is to approve an amendment to the company’s Certificate of Incorporation to effect a 1-for-4 reverse stock split of the issued and outstanding common stock.  The number of the company’s authorized shares of common stock will remain 150,000,000 and will not be proportionally reduced.

About TechniScan

TechniScan, Inc. is a medical device company engaged in the development and commercialization of a non-invasive imaging tool designed to provide physicians with automated ultrasound images of the human breast. TechniScan’s WBU™ imaging device is limited by U.S. law to investigational use unless, and until, cleared by the FDA. For more information, please visit www.techniscanmedical.com.

Forward Looking Statements

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “potential,” “intend,” and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of TechniScan, Inc. (the “Company”) to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov, including the Company’s Annual Report on Form 10-K filed on March 22, 2010. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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For More Information:

Press and Media
Tracy Harden
TechniScan Medical Systems
(801) 994-2968
tharden@tsni.com